UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2005
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                        PENNFED FINANCIAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


       Maryland                     0-24040                  22-3297339
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(State or other                (Commission File No.)      (IRS Employer
jurisdiction of incorporation)                            Identification Number)


622 Eagle Rock Avenue, West Orange, New Jersey                        07052-2989
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:    (973) 669-7366
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                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.  Results of Operations and Financial Condition

      On October 28, 2005, PennFed Financial Services, Inc. (the Company) issued the press release attached hereto as Exhibit 99.1 announcing its first quarter earnings.

      The press release includes non-GAAP financial measures which exclude the effects of a prepayment premium received on a commercial loan, the payment of a penalty associated with the prepayment of certain advances from the Federal Home Loan Bank of New York, the acceleration of depreciation on branch automation software and an increase in the Company's obligation under certain long-term benefit plans.

      Management uses these non-GAAP financial measures because it believes these measures facilitate comparisons of the Company's historical financial results.

      These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Item 7.01.  Regulation FD Disclosure

      On October 28, 2005, PennFed Financial Services, Inc. (the Company) will hold its Annual Meeting of Stockholders. The script of the financial presentation at such meeting is set forth below.


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                        PennFed Financial Services, Inc.
                               2005 Annual Meeting
                            Friday, October 28, 2005


SLIDE 1 (COVER SLIDE)

SLIDE 2 (DISCLAIMER)

Before we start, the required disclaimer on forward-looking statements is presented on the screen.

(PAUSE)

Now, I would like to spend some time reviewing with you some of the highlights of the last fiscal year.

And then I'll turn the podium over to Joseph LaMonica, our President and Chief Executive Officer, who will report on our first quarter results for Fiscal 2006.

SLIDE 3 (FISCAL 2005)

Fiscal 2005 was an exceptional year for our Company.

A year ago, we expressed our confidence that earnings per share growth and return ratios would improve in fiscal 2005. Our confidence was well founded.

SLIDE 4 (EPS)

Earnings for the year ended June 30, 2005 were $1.11 per diluted share compared to $0.83 per diluted share for the prior year. This represents a year-over-year improvement of 34%. Of special note, earnings per share for fiscal 2005 represents the highest level in the Company's history.

SLIDE 5 (ROE)

Return on equity for fiscal 2005 was 12.64%, an increase from 10.20% reported in fiscal 2004. Return on equity for fiscal 2005 was also the highest level in the
                                                  ----
Company's history.

SLIDE 6 (Total Assets)

Another milestone was achieved, with total assets of the Company reaching $2 billion by the end of the fiscal year. Our Company is now over three times it's size as when we started out over 11 years ago.

SLIDE 7 (Net Loans Receivable)

Net loans receivable grew 14% with asset quality remaining stellar. With the combination of $480 million of in-house originations and a slow down in prepayments, we saw double-digit growth in the loan portfolio. While loan origination levels were down slightly from fiscal 2004, origination volume was still very strong in fiscal 2005. In addition to product generated by a seasoned group of residential and commercial loan officers, volumes are supplemented by on-line applications for residential mortgages and consumer loans. Additionally, loan-by-phone, which was introduced in January 2005 for home equity loans, has proven to be extremely successful.

Sound underwriting and exhaustive collection efforts have always been a cornerstone of the Company's business. Our focused attention on this has resulted in a mere $2.6 million of non-performing assets, or 0.13% of total assets.

SLIDE 8 (Delinquencies)

Based upon the Mortgage Bankers Association survey, loans past due and loans in foreclosure were 5.3% for the entire United States, and 4.9% for the northeast. Focusing on just New Jersey delinquencies and foreclosures, the percentage drops to 4.5%. As you can see on the slide, Penn's percentage was less than 1%! At Penn, we will not compromise our underwriting standards or be complacent with
              ---
our collection efforts.

SLIDE 9 (Retail Deposits)

Also in fiscal 2005, deposits grew $131 million, excluding

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brokered deposits, with checking balances increasing $26 million, or 17%, from
June 30, 2004. Helping to fuel this growth is the Company's continued expansion of its branch network. Our West Caldwell location, opened in June 2004, has a current deposit base totaling $27 million. A Shop-Rite location opened in Aberdeen in February 2005, has current branch footings of almost $20 million.

SLIDE 10 (Expense Ratio)

While fiscal 2005 reflected the elimination of expense related to the ESOP, costs associated with the Company's 401(k) plan, new branches and ever increasing regulatory burden, especially compliance with Sarbanes-Oxley Section 404, have required significant additional expenditures. Despite these additional costs, the fiscal 2005 expense ratio of 1.22% represented the lowest in the Company's 11-year history.

SLIDE 11 (Stock Repurchases)

As in every year since inception, during fiscal 2005 the Company utilized a mix of stock repurchases and cash dividends to manage capital. We strongly believe in the current and future value of our stock. That being said, during fiscal 2005, the Company repurchased 731,800 shares at prices ranging from $13.30 to $17.25 and we continue to repurchase stock in fiscal 2006 at current market prices. Since 1994, over 58 percent of the

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approximately 24 million shares originally issued have been repurchased.

SLIDE 12 (Cash Dividends)

With respect to dividends, effective with the April 2005 declaration of a quarterly cash dividend, the dividend rate was increased 40%, from $0.05 per share to $0.07 per share. Therefore, our current annualized dividend rate is now $0.28 per share. Our dividend yield is in-line with the median yield for New Jersey thrifts and based on our current cash dividend, we are paying out approximately 25% of earnings to stockholders.

(PAUSE)

SLIDE 13 (Fiscal 2005 - Summary Points)

All in all, Fiscal 2005 was a year of many achievements.

(PAUSE)

Now, let me turn the presentation over to Joe, who will discuss our first quarter results.

Joe...

SLIDE 14 (FISCAL 2006, Q1 Results - COVER SLIDE)

Thank you Bill.

And, thank you all again for joining us today.

While Fiscal 2005 was a year of milestones, I'd like to now turn the attention to Fiscal 2006. This morning we issued our earnings release for the 3 months ended September 30, 2005. There are quite a number of adjustments in the quarter that I will explain.

SLIDE 15 (QUARTERLY EPS)

Actual reported earnings for the quarter ended September 30, 2005 were $0.30 per diluted share compared to $0.27 of reported earnings for the prior fiscal year quarter.

SLIDE 16 (ADJUSTMENTS TO SEP-05 EARNINGS)

There are, however, certain income and expense items, which we believe should be excluded in order to have a clearer understanding of the results of the Company's normal operations.

SLIDE 16A (Prepayment premium)

The September 2005 quarter included the effects of a nearly $2.7 million prepayment premium received on a commercial loan. Although prepayment premiums represent recurring income for the Company, this premium resulted from the payoff of one of the Company's largest commercial loans.

SLIDE 16B (Prepayment penalty)

During the quarter ended September 30, 2005, the Company decided it prudent to repay certain advances and incurred a $1.35 million penalty in connection with the prepayment of $35M of Federal Home Loan Bank of New York advances that had an average rate of 5.95% and an average remaining maturity of 28 months. These advances were replaced with $35 million of FHLB advances with an average rate of 4.20% and an average maturity of 43 months. The prepayment of the advances and the transacting of newer, lower costing advances saves the Company approximately $614,000 a year.

SLIDE 16C (Accelerated depreciation)

Expense for the quarter was impacted by $372,000 of additional depreciation expense related to branch automation software that is no longer being used.

SLIDE 16D (Benefit obligation)

First quarter expense also includes the effect of a $259,000 increase in the Company's obligation under certain long-term benefit plans due to a change in actuarial assumptions.

SLIDE 17 (QUARTERLY EPS - ADJUSTED)

These items are detailed in reconciliation tables following the press release. Excluding these items, earnings for the September 2005 quarter would have been 27 cents per diluted share - in line with analysts estimates.

SLIDE 18 (QUARTERLY NET INTEREST MARGIN)

Margin, as many expected, contracted when compared to prior quarters. Net interest margin for the three months ended September 30, 2005 was reported as 2.05%, down from 2.14% for the three months ended June 30, 2005. Our Company, like most of the banking community, is experiencing margin compression caused by a persistently flat yield curve and very strong competitive pricing.

SLIDE 19 (2006 Outlook)

Penn Federal remains dedicated to community-focused banking. We recognize the limited number of genuine community banks available to consumers - a reality that affords opportunities to Penn Federal Savings Bank. We continue to offer customers the benefits of a big bank with the personal service and attention of a community bank, a combination that remains attractive. We believe that there is still substantial market share that can be gained in our existing footprint, and we have proven we can do that.

Our outlook for fiscal year 2006 includes some general things that will further contribute to a great company.

SLIDE 19A

We will continually evaluate our product lines and delivery systems to improve market share, generate lower costing funds, develop customer relationships and improve franchise value. Towards this end goal, we recently began working with a new provider for our Investment Services program. On another front, we have been extremely encouraged by the use of our loan-by-phone delivery system. An example of developing customer relationships is our new offering of a sweep feature for commercial checking. And we are getting ready to introduce our business debit card.

SLIDE 19B

We will also continue to emphasize the importance of strong internal controls, asset quality and expense management.

SLIDE 19C

We will continue to evaluate the convenience of our branches and, in fact, of our entire branch network. Our on-going analysis includes an examination of new markets that may be a smart fit for Penn Federal and that promise growth.

SLIDE 19D

And, we know that we will continue to work to enhance the appeal of PennFed's stock, often through stock repurchases.

Naturally, of key concern to stockholders is the Company's stock performance. So, at this point, I'd like to review with that with you.

SLIDE 20 (Stock Price Appreciation - One Year)

Our approach to business has consistently strengthened our stock price and, we believe, will continue to do so.

As some of you may recall, in the initial IPO, our stock was originally offered at $10 a share, which, after adjusting for subsequent stock splits, equates to $2.50. We are currently trading in the $18 to $19 range. As seen on this slide, over the past year, PennFed stock has outperformed the S&P 500, the S&P Bank index, the Nasdaq Bank index and a composite group of stocks. This composite group represents publicly traded thrifts in the mid-Atlantic region with assets of 1 to 3.5 billion dollars.

SLIDE 21 (Stock Price Appreciation - Three Yrs.)

In addition, over the past three years, PennFed's stock outperformed these same indices.

SLIDE 22 (Stock Price Appreciation - Five Yrs.)

Even if you look at the past five years, PennFed stock has outperformed all of these comparative indices.

I would also like to mention that PennFed was recognized in the Sandler O'Neill 2005 Bank & Thrift Sm-All Stars. This group of 38 institutions represents a subset of the 573 publicly traded banks and thrifts under $2 billion in market cap - which they believe will be the top performing small-cap banks and thrifts in the nation.
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SLIDE 23 (11 YRS EPS)

It's not only the stock price appreciation that has made PennFed a very profitable investment. Since going public, our compound annual growth rate in EPS over the eleven-year period is over 15%.

Clearly, PennFed has generated consistent, solid returns. Under this Board of Directors and Management team, PennFed will continue to provide customers the benefits of the big banks while providing the personal service and attention of a community bank and we will continue to appropriately manage risk and expenses. We remain a trusted, safe and secure company.

(PAUSE)

And now, let me turn this presentation back over to our chairman...

SLIDE 24 (CLOSING SLIDE)

Before we read the results of the inspector's report, I am pleased to announce the declaration of our quarterly dividend. PennFed stockholders of record as of November 11, 2005 will be paid a cash dividend of $0.07 per share on November 25, 2005.

Now, let's have the results of stockholder voting and then we'll have time for your questions.

ANSWER QUESTIONS

At this time we will take your questions. If you would - please state your name and affiliation.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PENNFED FINANCIAL SERVICES, INC.



Date: October 28, 2005                      By: /s/ Joseph L. LaMonica
                                                ----------------------------
                                                Joseph L. LaMonica
                                                President and Chief
                                                Executive Officer